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                                 BEV-TYME, INC.
                              800 SHEFFIELD AVENUE
                               BROOKLYN, NY 11237

                                       September 25, 1997

Mr. Khosrow Foroughi

                            Re: Consulting Agreement

Dear Mr. Foroughi:

     This Agreement is to confirm our understanding with respect to the rendering by you (the "Consultant") of certain consulting services to Bev-Tyme, Inc. ("BTI"), upon the terms and conditions set forth below.

     1. Payment by BTI. As full and total consideration for the services provided by you to BTI hereunder, and in partial consideration of your agreement to terminate the Employment Agreement between you and BTI dated May 12, 1993 as well as any and all obligations owed to you by BTI pursuant to the Employment Agreement, BTI hereby issues to you the option (the"Option") to purchase 450,000 shares of BTI's Series C Preferred Stock for a period of five (5) years at any time commencing on the date hereof at an exercise price of $.25 per share. In addition, BTI agrees to register such shares for sale to the public as soon as practicable. This Agreement may be terminated at any time by providing the other party hereto with 90 days prior written notice.

     2. Term of Agreement. This agreement shall be for a term of one (1) year.

     3. Consultant's Obligations. The Consultant agrees to provide BTI with consulting services in connection with marketing and sales during the term of this Agreement. The Consultant shall provide such consulting services at such time and in such manner as the Consultant and BTI may determine.

     4. Confidential Information Consultant acknowledges that all information, documents, customer lists, patents, trademarks, copyrights, materials, specifications, business strategies or any other ideas which directly relate to the business of BTI (referred to herein as "Confidential Information") whether prepared or generated by Consultant, or BTI pursuant to this Agreement or otherwise in the possession or knowledge of Consultant prior to the date hereof or coming into possession or knowledge of Consultant during the term of this Agreement shall be the exclusive, confidential property of BTI, except to the extent expressly authorized in writing by BTI for dissemination. From the date of this Agreement through and including the twenty-fourth month following the termination of this Agreement or any extension thereof (the "Restricted Period"),

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Consultant shall not disclose any of such Confidential Information to any third party without the prior written consent of BTI and shall take all reasonable steps and actions necessary to maintain the confidentiality of such Confidential Information.

     5. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor and not as an employee, officer or other agent of BTI. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges that the compensation provided herein is a gross amount of compensation and that BTI will not withhold from such compensation any amounts respective income taxes, social security payments or any other payroll taxes. All such income taxes and payments shall be made or provided for by Consultant and BTI shall have no responsibility or duties regarding such matters.

     6. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to binding arbitration conducted in the State of New York, City of New York, in accordance with the rules of the American Arbitration Association in New York City. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties.

     If this Agreement accurately reflects your understanding of our agreement, kindly sign the enclosed copy of this letter on the space provided below and return it to me at your earliest convenience.

                                          Very truly yours,

                                          BEV-TYME, INC.

                                          By: /s/ Alfred Sipper
                                              ------------------------
                                              Alfred Sipper, President

Agreed to and Accepted as of
the Date First Written Above:

/s/ Khosrow Foroughi
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Khosrow Foroughi